Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

Amendment No. 2

to

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET, NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

WEATHERFORD INTERNATIONAL LTD.

(Exact name of obligor as specified in its charter)

BERMUDA	98-0371344
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2000 ST. JAMES PLACE, HOUSTON	77056
(Address of principal executive offices)	(Zip code)

11.000% Senior Notes due 2024

(Title of the indenture securities)

Item 1.  General Information.

Furnish the following information as to the trustee.

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.  Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not applicable.

Item 3.  Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

As of November 20, 2019 (Insert date within 31 days).

Title of Class	Amount Outstanding
Common Shares	212,730,867 shares

Item 4.  Trusteeships under other indentures.

Deutsche Bank Trust Company Americas (“DBTCA”) is the indenture trustee under (a) that certain Indenture, dated as of October 1, 2003, as amended, restated, modified, supplemented or replaced from time to time (the “2003 Indenture”), by and among DBTCA, as Trustee, Weatherford International Ltd. (“Weatherford Bermuda”), as Issuer, and Weatherford International, plc (“Weatherford Ireland”) and Weatherford International, LLC (f/k/a Weatherford International, Inc.) (“Weatherford Delaware”, and collectively with Weatherford Bermuda and Weatherford Ireland, “Weatherford”), as Guarantors, pursuant to which Weatherford Bermuda issued (i) those certain 5.125% Senior Notes due 2020; (ii) those certain 7.75% Senior Notes due 2021; (iii) those certain 5.875% Exchangeable Senior Notes due 2021; (iv) those certain 4.50% Senior Notes due 2022; (v) those certain 8.25% Senior Notes due 2023; (vi) those certain 9.875% Senior Notes due 2024; (vii) those certain 6.50% Senior Notes due 2036; (viii) those certain 7.00% Senior Notes due 2038; (ix) those certain 9.875% Senior Notes due 2039; (x) those certain 6.75% Senior Notes due 2040; and (xi) those certain 5.95% Senior Notes due 2042; and (b) that certain Indenture, dated as of June 18, 2007, as amended, restated, modified, supplemented or replaced from time to time (the “2007 Indenture”, and together with the 2003 Indenture, the “Indentures”, and each an “Indenture”), by and among DBTCA, as Trustee, Weatherford Delaware, as Issuer, and Weatherford Ireland and Weatherford Bermuda, as Guarantors, pursuant to which Weatherford Delaware issued (i) those certain 9.875% Senior Notes due 2025; and (ii) those certain 6.80% Senior Notes due 2037.  The notes listed above issued pursuant to the Indentures are referred to herein collectively as the “Old Notes”.

Events of Default have occurred under the terms of the Indentures with respect to all of the Old Notes based on Weatherford’s commencement of bankruptcy cases (the “Chapter 11 Cases”) on July 1, 2019, by the filing of voluntary petitions for relief under chapter 11 of title 11 of the United States Code (i.e., the Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

On September 11, 2019, the Bankruptcy Court entered an Order confirming Weatherford’s plan of reorganization, the Second Amended Joint Prepackaged Plan of Reorganization for Weatherford International plc and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (the “Second Amended Plan”).  The Second Amended Plan will become effective on the date on which all conditions to the effectiveness of the Second Amended Plan have been satisfied or waived (the “Effective Date”).

Pursuant to the Second Amended Plan, Weatherford will offer, pursuant to a rights offering (the “Rights Offering”), to holders (collectively, the “Allowed Claim Holders”) of the Old Notes subscription rights to acquire each such Allowed Claim Holder’s corresponding pro rata share of up to $1.6 billion aggregate principal amount of 11.000% Senior Unsecured Notes due 2024 (the “2024 Notes”) for cash.  Additionally, $500 million aggregate principal amount of the 2024 Notes will be issued on a pro rata basis to Allowed Claim Holders.

In connection with the Rights Offering, Weatherford entered into a backstop commitment agreement with certain holders of the Old Notes (the “Backstop Parties”) pursuant to which the Backstop Parties will commit to purchase any 2024 Notes not subscribed for in the Rights Offering.

As contemplated by the Second Amended Plan, on the Effective Date of the Second Amended Plan the 2024 Notes will be issued by Reorganized Weatherford Bermuda (and guaranteed by, among others, Reorganized Weatherford Delaware and Reorganized Weatherford Ireland) pursuant to a new indenture (the “New Indenture”).  This Form T-1 is being filed as an exhibit to the Amendment No. 4 to Form T-3 being filed to qualify such New Indenture.

There would be no “conflicting interest” within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939 based on DBTCA acting as indenture trustee under the New Indenture because, pursuant to the terms of the Second Amended Plan, the Indentures and all of the Old Notes shall be fully released, terminated, extinguished and discharged on the Effective Date of the Second Amended Plan and before the execution of the New Indenture and the issuance of the 2024 Notes (except that the Indentures and all of the Old Notes shall continue in effect for the limited purpose of allowing holders of claims thereunder to receive, and the indenture trustee thereunder in its capacity as Distribution Agent under the Second Amended Plan to make, distributions pursuant to the Second Amended Plan, and permitting the indenture trustee thereunder to exercise its charging lien against such distributions for payment of any unpaid portion of its fees and expenses, and shall terminate completely as set forth in the Second Amended Plan).

Items 5 - 12.                            Not applicable.

Item 13.  Defaults by the obligor.        See response to Item 4.

Items 14 — 15.            Not applicable.

Item 16.  List of exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -

Existing By-Laws of Deutsche Bank Trust Company Americas, incorporated herein by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25.1 to the Form T-3, dated June 28, 2019, of file number 022-29075-48.

Exhibit 5 -

Each Indenture referred to in Item 4 under which the obligor is currently in default, including the (i) Indenture, dated October 1, 2003, (the “2003 Indenture”) among Weatherford Bermuda, as issuer, Weatherford Delaware and Weatherford Ireland, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed October 2, 2003, File No. 1-31339; (ii) Officer’s Certificate, dated August 7, 2006, in connection with the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed August 7, 2006, File No. 1-31339; (iii) First Supplemental Indenture, dated March 25, 2008, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed March 25, 2008, File No. 1-31339; (iv) Second Supplemental Indenture, dated January 8, 2009, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed January 8, 2009, File No. 1-31339; (v) Fourth Supplemental Indenture, dated September 23, 2010, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford International Ltd. (Switzerland)’s Current Report on Form 8-K filed September 22, 2010, File No. 1-34258; (vi) Fifth Supplemental Indenture, dated April 4, 2012, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford International Ltd. (Switzerland)’s Current Report on Form 8-K filed April 4, 2012, File No. 1-34258; (vii) Ninth Supplemental Indenture, dated June 7, 2016, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed June 7, 2016, File No. 1-36504; (viii) Tenth Supplemental Indenture, dated June 17, 2016, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed June 17, 2016, File No. 1-36504; (ix) Eleventh Supplemental Indenture, dated November 18, 2016, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed November 21, 2016, File No. 1-36504, and Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed June 29, 2017, File No. 1-36504; (x) Indenture, dated June 18, 2007, (the “2007 Indenture”) among Weatherford Delaware, as issuer, Weatherford Bermuda and Weatherford Ireland, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed on June 18, 2007, File No. 1-31339; (xi) First Supplemental Indenture, dated June 18, 2007, to the 2007 Indenture, incorporated herein by reference to Exhibit 4.2 to Weatherford Bermuda’s Current Report on Form 8-K filed on June 18, 2007, File No. 1-31339; and (xii) Sixth Supplemental Indenture, dated February 28, 2018, to the 2007 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed on March 5, 2018, File No. 1-36504.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority — filed herewith.

Exhibit 8 -	Not applicable.

Exhibit 9 -	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 27th day of November, 2019.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Irina Golovashchuk
By:	Name: Irina Golovashchuk
Title: Vice President

Exhibit 7

Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041 Report at the close of business September 30, 2019 (20190930) (RCON 9999) Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations. This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities. This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations. I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. Signature of Chief Financial Officer (or Equivalent) Director (Trustee) Date of Signature Director (Trustee) Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call Report) data by either: FDIC Certificate Number 623 (RSSD 9050) To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. (a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR. (b) DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. NEW YORK City (RSSD 9130) NY 10005 State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

DEUTSCHE BANK TRUST COMPANY AMERICAS
RSSD-ID 214807
Last Updated on 10/30/2019

FFIEC 041
Report Date 9/30/2019
13

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands			
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCON0081	50,000	1.a.
b. Interest-bearing balances[2]	RCON0071	14,667,000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCONJJ34	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	0	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCONJA22	6,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCONB989	13,204,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases held for investment	RCONB528	10,758,000	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	9,000	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)[7]	RCONB529	10,749,000	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	22,000	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	2,000	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCON2143	19,000	10.
11. Other assets (from Schedule RC-F)[6]	RCON2160	1,553,000	11.
12. Total assets (sum of items 1 through 11)	RCON2170	40,272,000	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	27,156,000	13.a.
1. Noninterest-bearing[8]	RCON6631	10,807,000	13.a.1.
2. Interest-bearing	RCON6636	16,349,000	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased[9]	RCONB993	1,295,000	14.a.
b. Securities sold under agreements to repurchase[10]	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	371,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[8]	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	1,937,000	20.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.
4. Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
5. Includes all securities resale agreements, regardless of maturity.
7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8. Includes noninterest-bearing demand, time, and savings deposits.
9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10. Includes all securities repurchase agreements, regardless of maturity.
8. Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS
RSSD-ID 214807
Last Updated on 10/30/2019

FFIEC 041
Report Date 9/30/2019
14

Dollar amounts in thousands			
21. Total liabilities (sum of items 13 through 20)	RCON2948	30,759,000	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	904,000	25.
26. Not available			26.
a. Retained earnings	RCON3632	6,483,000	26.a.
b. Accumulated other comprehensive income[1]	RCONB530	-1,000	26.b.
c. Other equity capital components[2]	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	9,513,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	9,513,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	40,272,000	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	RCON6724	NR	M.1.
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.